NATIONAL PATENT DEVELOPMENT CORPORATION
                          (letterhead)



                                             EXHIBIT 5.1




                              January 19, 1996



National Patent Development Corp.
9 West 57th Street, Suite 4170
New York, New York 10019

Gentlemen:

     Reference is made to the Registration Statement on Form S-3 of National Patent Development Corporation, (the "Company") relating to the registration of shares of the Company's common stock, par value $.01 per share (the "Common Stock").

     I am Assistant General Counsel of the Company, and have examined such corporate records and other documents as I have deemed relevant. Based upon the above, I am of the opinion that the Common Stock to be sold pursuant to the Registration Statement is validly authorized and issued, fully paid, and non-assessable.

     I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and the use of my name in the Prospectus.

                              Very truly yours,




                              Andrea D. Kantor